SPECIAL MEETING OF SHAREHOLDERS OF

ATLANTIC REALTY TRUST

March 30, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE PROPOSAL TO APPROVE THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, IN THE DISCRETION OF THE PROXY HOLDERS ON ANY MOTION TO ADJOURN OR POSTPONE THE MEETING AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

		FOR	AGAINST	ABSTAIN
1.	A proposal to approve the transactions contemplated by an Agreement and Plan of Merger, dated as of December 1, 2005, by and between Kimco Realty Corporation, SI 1339, Inc. and Atlantic Realty Trust, including the merger, subject to the terms and conditions of the merger agreement, of Atlantic Realty Trust with and into SI 1339, Inc., a wholly-owned subsidiary of Kimco Realty Corporation.

2.	A proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger

The proxy holders are authorized to vote, in their discretion, and otherwise represent the undersigned on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ATLANTIC REALTY TRUST

     PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Atlantic Realty Trust, a Maryland real estate investment trust (the “Company”), hereby appoints Joel Pashcow and Edwin Frankel, and each of them, his or her true and lawful agents and proxies with full power of substitution to attend the Special Meeting of Shareholders of the Company to be held on Thursday, March 30, 2006 at Proskauer Rose LLP, 1585 Broadway, New York, NY 10036, at 10:00 a.m. local time and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled, as a holder of common shares of beneficial interest, par value $0.01 per share, of the Company, to cast at such meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy previously given with respect to such meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement.

(Continued and to be dated and signed on reverse side.)

COMMENTS:

SPECIAL MEETING OF SHAREHOLDERS OF

ATLANTIC REALTY TRUST

March 30, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE PROPOSAL TO APPROVE THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, IN THE DISCRETION OF THE PROXY HOLDERS ON ANY MOTION TO ADJOURN OR POSTPONE THE MEETING AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		FOR	AGAINST	ABSTAIN
1.	A proposal to approve the transactions contemplated by an Agreement and Plan of Merger, dated as of December 1, 2005, by and between Kimco Realty Corporation, SI 1339, Inc. and Atlantic Realty Trust, including the merger, subject to the terms and conditions of the merger agreement, of Atlantic Realty Trust with and into SI 1339, Inc., a wholly-owned subsidiary of Kimco Realty Corporation.

2.	A proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger

The proxy holders are authorized to vote, in their discretion, and otherwise represent the undersigned on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.